Exhibit 99.2

                          THISTLE GROUP HOLDINGS, INC.
                                6060 Ridge Avenue
                        Philadelphia, Pennsylvania 19128
                                 (215) 483-2800

                    -----------------------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    -----------------------------------------

      Notice is  hereby  given  that a  Special  Meeting  of  Stockholders  (the
"Special Meeting") of Thistle Group Holdings, Inc. (the "Mid-Tier Holding Company") will be held at the office of the Mid-Tier Holding Company, located at 6060 Ridge Avenue, Philadelphia, Pennsylvania on ___day, ________ __, 1998 at _:__ _.m., Pennsylvania Time. Business to be taken up at said special meeting shall be to consider and vote upon:


      (1) A Plan of Conversion and Reorganization (the "Plan") and transactions incident to the Plan, pursuant to which (i) the Bank will establish Thistle Group Holdings, Co. (the "Company") as a first-tier Pennsylvania chartered corporation subsidiary; (ii) the Company will charter an interim federal association ("Interim"); (iii) the Mutual Holding Company will merge with and into the Mid-Tier Holding Company (upon its conversion to a mid-tier federal corporation), shares of the common stock of the Mid- Tier Holding Company ("Mid-Tier Common Stock") held by the Mutual Holding Company will be canceled and certain depositors of the Bank will receive an interest in a liquidation account of the Mid- Tier Holding Company in exchange for such depositors' interest in the Mutual Holding Company; (iv) the Mid-Tier Holding Company will convert into an interim federal savings association which will merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity and stockholders of the Mid-Tier Holding Company other than the Mutual Holding Company ("Minority Stockholders") will constructively receive shares of the Bank's common stock in exchange for their Mid-Tier Common Stock and certain depositors will receive an interest in a liquidation account of the Bank in exchange for such depositors' interest in the Mid-Tier Holding Company; (v) contemporaneously with the Mid-Tier Merger, Interim will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger") and Minority Stockholders will exchange the shares of the Bank's common stock that they constructively received in the Mid-Tier Merger for the Company's common stock pursuant to the "Exchange Ratio" as defined in the Proxy Statement/Prospectus;
(vi) contemporaneously with the Bank Merger, the Company will offer for sale shares of common stock in a subscription offering and; (vii) the Bank will change its name to "Roxborough-Manayunk Bank"; and

      (2) Any other matters that may lawfully come before the Special Meeting. As of the date of mailing of this Notice, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

      Stockholders of the Mid-Tier Holding Company, at the close of business on May 6, 1998, are entitled to notice of and to vote at the Special Meeting.



__________, 1998                                      Jerry Naessens
Philadelphia, Pennsylvania                            Secretary
                            -------------------------
      Your vote is very important. The Prospectus provides a more detailed description of the proposed transaction and is incorporated by reference hereto. If you have any questions, call our stock center at (215) 483-4212.

      Your Board of Directors unanimously recommends that you vote for approval of the Plan by completing the enclosed proxy card and promptly returning it in the enclosed postage-paid envelope as soon as possible. Your vote is very important. Any proxy given by a stockholder may be revoked by filing with the secretary of the Mid-Tier Holding Company a written revocation or a duly executed proxy bearing a later date. Any stockholder present at the meeting may revoke his or her proxy and vote in person on each matter brought before the Special Meeting.

                          Thistle Group Holdings, Inc.
                                6060 Ridge Avenue
                        Philadelphia, Pennsylvania 19128
                                 (215) 483-2800

                           PROXY STATEMENT/PROSPECTUS
                                                             ___________, 1998

      YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF THE Mid-TIER HOLDING COMPANY, FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE __, 1998, AND AT ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING.

      VOTING IN FAVOR OF THE PLAN WILL NOT OBLIGATE ANY PERSON TO PURCHASE CONVERSION STOCK. SHARES OF CONVERSION STOCK ARE BEING OFFERED ONLY BY THE PROSPECTUS.

      THIS PROXY STATEMENT IS A SUMMARY OF INFORMATION ABOUT THE PARTIES AND THE PROPOSED CONVERSION AND REORGANIZATION. A MORE DETAILED DESCRIPTION OF THE MUTUAL HOLDING COMPANY, THE MID-TIER HOLDING COMPANY AND THE COMPANY (COLLECTIVELY, THE "PRIMARY PARTIES"), AND THE CONVERSION AND REORGANIZATION IS INCLUDED IN THE PROSPECTUS WHICH IS INCORPORATED BY REFERENCE HEREIN.


                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

      Only stockholders of record at the close of business on May 6, 1998 (the "Voting Record Date") are entitled to notice of and to vote at the Special Meeting. Pursuant to Office of Thrift Supervision ("OTS") regulations, consummation of the Conversion and Reorganization are conditioned upon the approval of the Plan by the OTS, as well as (1) the approval of at least two-thirds of the total number of votes eligible to be cast by the stockholders of the Mid-Tier Holding Company, and a majority of the votes cast at the Special Meeting by the stockholders of the Mid-Tier Holding Company other than the Mutual Holding Company (the "Public Stockholders"), as of the close of business on the Voting Record Date, and (2) the approval of at least majority of the votes entitled to be cast by the members of the Mutual Holding Company as of the voting record date for the special meeting of members called for the purpose of considering the Plan. The Mutual Holding Company intends to vote its shares of the Mid-Tier Holding Company Common Stock, which amounted to 87.29 of the outstanding shares, in favor of the Plan at the Special Meeting.

      This Proxy Statement, including the Prospectus dated ___________, 1998, which is incorporated by reference, and related materials are first being mailed to stockholders of the Mid-Tier Holding Company on or about ___________, 1998.

      THE BOARD OF DIRECTORS OF THE MID-TIER HOLDING COMPANY URGES YOU TO VOTE FOR THE PLAN AND TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU DO NOT INTEND TO PURCHASE COMMON STOCK. THIS WILL ENSURE THAT YOUR VOTE WILL BE COUNTED.

      THE OTS HAS APPROVED THE PLAN SUBJECT TO THE APPROVAL OF THE STOCKHOLDERS OF THE MID-TIER HOLDING COMPANY AND THE SATISFACTION OF CERTAIN OTHER
CONDITIONS. HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE OTS.


                                     PROXIES

      The Board of Directors of the Mid-Tier Holding Company is soliciting the proxy which accompanies this Proxy Statement for use at the Special Meeting. Stockholders may vote at the Special Meeting or any adjournment thereof in person or by proxy. All properly executed proxies received by the Board of Directors of the Mid-Tier Holding Company will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted in favor of the Plan as described herein. If any other matters are properly presented before the Special Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein. Any member giving a proxy will have the right to revoke his proxy at any time before it is voted by delivering written notice or a duly executed proxy bearing a later date to the Secretary of the Mid-Tier Holding Company, provided that such notice or proxy is received by the Secretary prior to the Special Meeting or any adjournment thereof, or by attending the Special Meeting and voting in person. If there are not sufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies.

      Proxies may be solicited by officers, directors or other employees of the Mutual Holding Company in person, by telephone or through other forms of communication. Such persons will be reimbursed by the Mutual Holding Company for their expenses incurred in connection with such solicitation. Sandler O'Neill & Partners, L.L.P. ("Sandler") will assist in the solicitation of proxies. Sandler will receive a $25,000 management fee plus out-of-pocket expenses for its management and proxy solicitation services in connection with the Conversion and Reorganization.

      The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof; they will not be used at any other meeting.

      The approval of the Plan will require the affirmative vote of at least two-thirds of the total votes eligible to be cast by all stockholders of the Mid-Tier Holding Company, including the Mutual Holding Company, and the affirmative vote of at least a majority of the total votes cast by the Public Stockholders.

               VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF

      On the Voting Record Date, there were 1,621,000 shares of the Mid-Tier Holding Company Common Stock outstanding, and the Mid-Tier Holding Company had no other class of equity securities outstanding. Each share of the Mid-Tier Holding Company Common Stock outstanding on the Voting Record Date is entitled to one vote at the Special Meeting on all matters properly presented at the Special Meeting.

      A majority of the outstanding shares of Mid-Tier Holding Company Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at the Special Meeting. Shares as to which the "ABSTAIN" box has been marked on the proxy and any shares held by brokers in street name for customers which are not voted in the absence of instructions from the customers ("broker non-votes") will be counted as present for determining if a quorum is present. Because the Plan must be approved by the vote of at least two-thirds of the outstanding Mid-Tier Holding Company Common Stock, abstentions and broker non-votes will have the same effect as a vote against such proposal.

                               DISSENTERS' RIGHTS

      Under Pennsylvania Law, PSFC stockholders have a right to dissent and obtain the fair value of their shares by complying with the terms of Subchapter D of the PBCL. The full text of Subchapter D of the PBCL can be found at Appendix II to this Prospectus/Joint Prosy Statement.

      The PBCL generally provides that a stockholder of a Pennsylvania corporation that engages in a merger transaction shall have the right to demand from the corporation the payment of the fair or appraised value of his stock in the corporation, subject to the satisfaction of specified procedural requirements. There are certain exceptions to dissenter's rights under the PBCL, however, none are applicable in the Merger. Therefore stockholders of the Mid-Tier Holding Company have dissenters' rights of appraisal in connection with the Merger.

      Holders of Mid-Tier Holding Company Common Stock are entitled to dissenter rights under Subchapter D of the PBCL as a result of the Merger. A holder of shares of Mid-Tier Holding Company wishing to exercise his dissenter rights must deliver to the Secretary of the Mid-Tier Holding Company, before the vote on the Plan of Reorganization at the PSFC Special Meeting, a writing which identifies such stockholder and which states his intention to demand that he be paid the fair value for his shares if the proposed Merger is effectuated. Furthermore, the stockholder must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action (the Merger) and must refrain from voting his shares in approval of such action. A dissenter who fails to satisfy the statutory requirements in any respect shall not acquire any right to payment of the fair value of his shares under Subchapter D of the PBCL. A vote against it shall constitute the written notice require by the PBCL. Any such stockholder who wishes to exercise such dissenter rights should review carefully the discussion of such rights in this Proxy Statement, including Appendix II hereto, because failure to timely and properly comply with the procedures specified will result in the loss of dissenter rights under the PBCL. All written demands for appraisal should be sent or delivered to the attention of Jerry Naessens, Secretary, Thistle Group Holdings, Inc., 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128, so as to be received prior to the vote at the Mid- Tier Holding Company Special Meeting with respect to the Plan of Reorganization, the Articles Amendment, and the proposal to adjourn the PSFC Special Meeting to solicit additional proxies.

      If the Plan of Reorganization is approved by the required vote at the Mid-Tier Holding Company Special Meeting, the Mid-Tier Holding Company shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action setting forth the following: (i) state where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment; (ii) supply a form for demanding payment that includes a request for certification of the date on which the stockholder, or the person on whose behalf the stockholder dissents, acquired beneficial ownership of the shares; and (iv) be accompanied by a copy of Subchapter D of the PBCL. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

      In determining whether or not to exercise dissenter rights, current stockholders should review the comparison of their rights as a Mid-Tier Holding Company stockholder with their right as stockholders of the Company following consummation of the Conversion and Reorganization and/or the proposed cash payment. See "COMPARISON OF STOCKHOLDERS' RIGHTS" in the Prospectus.

                    INCORPORATION OF INFORMATION BY REFERENCE

      The Prospectus of the Company which accompanies this Proxy Statement is incorporated herein by reference in its entirety. The Mid-Tier Holding Company urges you to carefully read the Prospectus prior to voting on the proposal to be presented at the Special Meeting. The Prospectus sets forth a description of the Conversion and Reorganization and the related offering of Company Common Stock under the section "THE CONVERSION AND REORGANIZATION." Such section also describes the effects of the Conversion and Reorganization on the stockholders of the Mid-Tier Holding Company, including the tax consequences thereof.

      Information regarding the Primary Parties is set forth in the Prospectus under the captions "SUMMARY -- Thistle Group Holdings, Co.," "-- Thistle Group Holdings, Inc.," "-- FJF Financial, MHC," and "-- Roxborough-Manayunk Federal Savings Bank" as well as under "THISTLE GROUP HOLDINGS, CO.," "THISTLE GROUP HOLDINGS, INC.," "FJF FINANCIAL, MHC," and "ROXBOROUGH-MANAYUNK FEDERAL SAVINGS BANK" " The Prospectus also describes the business and financial condition of the Bank under the captions "BUSINESS OF THE BANK," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "RECENT DEVELOPMENTS". The Capital Stock of the Company is described in the Prospectus in "DESCRIPTION OF CAPITAL STOCK OF THE COMPANY." A discussion of the material differences between the corporate documents of the Mid-Tier Holding Company and the Company can be found in the Prospectus at "COMPARISON OF STOCKHOLDERS'
RIGHTS" and "RESTRICTIONS ON ACQUISITIONS OF THE COMPANY." In addition, the historical, consolidated financial statements of the Bank are included in the Prospectus. Information regarding the use of proceeds from the sale of Company Common Stock in connection with the Conversion and Reorganization, the historical capitalization and the pro forma capitalization of the Bank, other pro forma data, as well as information pertaining to regulation, employees and legal proceedings are set forth in the Prospectus under the captions "USE OF PROCEEDS," "CAPITALIZATION," "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE," "PRO FORMA DATA," "REGULATION," "BUSINESS OF THE BANK - Employees" and "- Legal
Proceedings," respectively. The Pro Forma Data shows the effects of the Conversion and Reorganization on the Bank's total stockholders' equity and net income, on both an aggregate and per share basis, based upon the assumptions set forth therein. The consents of certain experts are discussed in the Prospectus in "LEGAL AND TAX MATTERS" and "EXPERTS."

      The Prospectus also sets forth a description of the current management of the Mutual Holding Company and the Bank, as well as the management of the Company after the Conversion and Reorganization, including current compensation and benefits as well as proposed future stock benefit plans. See "MANAGEMENT OF THE COMPANY" and "MANAGEMENT OF THE BANK" in the Prospectus.

            PROPOSAL TO APPROVE PLAN OF CONVERSION AND REORGANIZATION

      The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Company have approved the Plan, as has the OTS, subject to approval by the members of the Mutual Holding Company and the stockholders of the Mid-Tier Holding Company entitled to vote on the matter, and subject to the satisfaction of certain other conditions. Such OTS approval, however, does not constitute a recommendation or endorsement of the Plan by such agency.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS OF THE MID-TIER HOLDING COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PLAN. NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PLAN. VOTING FOR THE PLAN WILL NOT OBLIGATE ANY VOTER TO PURCHASE ANY SHARES OF COMPANY COMMON STOCK. SHARES OF COMPANY COMMON STOCK ARE BEING OFFERED ONLY BY THE PROSPECTUS, WHICH IS INCORPORATED BY REFERENCE HERETO.

                             ADDITIONAL INFORMATION

      The information contained in the accompanying Prospectus, including a more detailed description of the Plan, certain financial statements of the Mid-Tier Holding Company and the Company, a description of the capitalization, business, the directors and officers of the Company, the Mid-Tier Holding Company and the Mutual Holding Company, and the compensation and other benefits of directors and officers, the anticipated use of the net proceeds from the sale of the Company Common Stock and a description of the Company Common Stock, is intended to help you evaluate the Conversion and Reorganization and is incorporated herein by reference.

      Public  Stockholders  whose  shares are held in street  name may obtain an
order  form  and   instructions  for  the  purchase  of  shares  in  the  Public
Stockholders Offering by contacting our Stock Center at (215) 483-4212.

      The Plan is attached hereto as Appendix 1. The Certificate and Company Bylaws are available at no cost by contacting the Mid-Tier Holding Company at
(215) 483-2800, stopping by any Mid-Tier Holding Company office or writing to the Corporate Secretary at 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128. Adoption of the Plan by the Members authorizes the Board of Directors of the Mutual Holding Company, to amend or terminate the Plan. All statements made in this document are hereby qualified by the contents of such documents as set forth above.

      All persons eligible to vote at the Special Meeting should review both this Proxy Statement and the accompanying Prospectus carefully. However, no person is obligated to purchase any Company Common Stock.

      YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY STATEMENT AND THE PROSPECTUS AND URGES YOU TO VOTE. NO PERSON WILL BE OBLIGATED TO ORDER ANY COMPANY COMMON STOCK.

      THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY COMPANY COMMON STOCK. THE OFFER WILL BE MADE ONLY BY MEANS OF THE PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES PROMULGATED THEREUNDER AND ACCOMPANIED BY AN ORDER FORM.

                                 STOCK CENTER:

                                (215) 483-4212

                                    ANNEX II

                      PENNSYLVANIA Business Corporation Law
                         Subchapter D, Dissenters Rights

  1571 APPLICATION AND EFFECT OF SUBCHAPTER.--(a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this lpart expressly provides that a shareholder shall have the rights and remedies provided in this subchapter.
See:
   Section  1906(c)  (relating to  dissenters  rights upon  special  treatment).
   Section 1930 (relating to dissenters rights). Section 1931(d) (relating to dissenters rights in share exchanges). Section 1932(c) (relating to dissenters rights in asset transfers). Section 1952(d) (relating to dissenters rights in division). Section 1962(c) (relating to dissenters rights in conversion).
   Section 2104(b) (relating to procedure).
   Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid). Section 2325(b) (relating to minimum vote requirement).
   Section  2704(c)  (relating  to  dissenters  rights upon  election).  Section
   2705(d) (relating to dissenters rights upon renewal of election). Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
   Section 7104(b)(3) (relating to procedure).
      (b) Exceptions.--(1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 193 1 (d), 1932(c) or 1952(d) is to be voted on, are either:
      (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 shareholders;
shall not have the right to obtain payment of the fair value of any such shares under this subchapter. (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of.
      (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.
      (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.
      (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).
      (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.
      (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.
      (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:
      (1) A statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

      (2) A copy of this subchapter.
      (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.
      (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.
      (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

      1572 DEFINITIONS.--The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:
      "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.
      "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.
      "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.
      "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

      1573 RECORD AND BENEFICIAL HOLDERS AND OWNERS.--(a) Record holders of shares--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficial owned by any one person and discloses the name and address of the person. or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.
      (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some I but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

      1574 NOTICE OF INTENTION TO DISSENT.--If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

      1575 NOTICE OF DEMAND PAYMENT.--(a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

      (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.
      (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.
      (3) Supply a form for demand payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.
      (4) Be accompanied by a copy of this subchapter.
      (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

      1576 FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.--(a) Effect of failure of shareholder to act.--A shareholder who fails to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.
      (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).
      (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

      1577 RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES.--(a) Failure to effectuate corporate action. Within 6O days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.
      (b) Renewal of notice to demand payment.--When uncertificated shares have been have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.
      (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:
      (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.
      (2) A statement of the corporation's estimate of the fair value of the shares.
      (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.
      (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertiftcated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

      1578 ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES.--(a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the
corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.
      (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

      1579 VALUATION PROCEEDINGS GENERALLY.--(a) General rule.--Within 60 days after the latest of:
      (1)  Effectuation of the proposed corporate action;

      (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or
      (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares); If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.
      (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).
      (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.
      (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.
      (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

      1580 COSTS AND EXPENSES OF VALUATION PROCEEDINGS.--(a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.
      (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.
      (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                 REVOCABLE PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          THISTLE GROUP HOLDINGS, INC.
                      FOR A SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON ________ __, 1998

        The undersigned stockholder of Thistle Group Holding, Inc. ("the Mid-Tier Holding Company") hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the special meeting of stockholders of the Mid-Tier Holding Company to be held at ________________________ located at ___________________________,
_____________,  Pennsylvania  on _______ __, 1998, at __:__ __.m.,  Pennsylvania
Time, and at any and all adjournments thereof (the "Special Meeting"). They are authorized to cast all votes to which the undersigned is entitled as follows:

1. The approval of the Plan of Conversion and Reorganization (the "Plan") and transactions incident to the Plan, pursuant to which (i) the Roxborough-Manayunk Federal Savings Bank (the "Bank") will establish Thistle Group Holdings, Co. (the "Company") as a first-tier Pennsylvania chartered corporation subsidiary; (ii) the Company will charter an interim federal association ("Interim"); (iii) FJF Financial, M.H.C. (the "Mutual Holding Company") will merge with and into the Mid-Tier Holding Company (upon its conversion to a mid-tier federal corporation), shares of the common stock of the Mid-Tier Holding Company ("Mid-Tier Common Stock") held by the Mutual Holding Company will be canceled and certain depositors of the Bank will receive an interest in a liquidation account of the Mid-Tier Holding Company in exchange for such depositors' interest in the Mutual Holding Company; (iv) the Mid-Tier Holding Company will convert into an interim federal savings association which will merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity and stockholders of the Mid-Tier Holding Company other than the Mutual Holding Company ("Minority Stockholders") will constructively receive shares of the Bank's common stock in exchange for their Mid-Tier Common Stock and certain depositors will receive an interest in a liquidation account of the Bank in exchange for such depositors' interest in the Mid-Tier Holding Company; (v) contemporaneously with the Mid-Tier Merger, Interim will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger") and Minority Stockholders will exchange the shares of the Bank's common stock that they constructively received in the Mid-Tier Merger for the Company's common stock pursuant to the "Exchange Ratio" as defined in the Proxy Statement/Prospectus;
         (vi) contemporaneously with the Bank Merger, the Company will offer for sale shares of common stock in a subscription offering and; (vii) the Bank will change its name to "Roxborough- Manayunk Bank."


                    FOR                 AGAINST             ABSTAIN
                    ---                 -------             -------

                    |_|                     |_|                |_|


In their discretion upon such other matters that may lawfully come before the Special Meeting or any adjournments thereof. The Board of Directors is not aware of any other matter that may come before the Special Meeting.

         IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON THE REVERSE SIDE. VOTING FOR THE MERGER AND SIGNING THIS PROXY CARD DOES NOT OBLIGATE YOU TO BUY ANY STOCK.

                  THIS PROXY WILL BE VOTED FOR THE PROPOSITION
                       STATED IF NO CHOICE IS MADE HEREON


         All votes will be cast in accordance with this Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at said meeting of the stockholder's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt of a Notice of Special Meeting of Stockholders, a Proxy Statement dated ________ __, 1998 and a Prospectus dated _______ __, 1998, prior to the execution of this Proxy.




                                                       Date




                                                    Signature




                                                    Signature



         NOTE: Please sign your name exactly as it appears hereon. If shares are held jointly, each stockholder should sign. When signing as an attorney, administrator, agent, corporation, officer, executor, trustee, guardian or similar position, please add your full title to your signature.